CE SOFTWARE HOLDINGS, INC.
                            1801 Industrial Circle
                         West Des Moines, Iowa  50265

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 28, 1997

The Annual Meeting of the Stockholders of CE Software Holdings, Inc. (the "Company") will be held at the Des Moines Golf and Country Club, 1600 74th Street, West Des Moines, Iowa, 50265 on the 28th day of February, 1997, at 1:30 p.m. (CST) for the purpose of considering and acting upon the following:

1) To elect five directors to hold office for the ensuing year and until their successors are elected and qualified;

2)  To approve the amendment to the 1990 Stock Option Plan;

3)  To approve the amendment to the 1992 Stock Option Plan;

4)  To approve the amendment to the Nonemployee Directors Stock Option Plan;

5) To approve the selection of KPMG Peat Marwick LLP as auditors for the Company for the ensuing year and;

6) To transact such other business as may properly come before the meeting or any adjournment.

The Company's Annual Report to Stockholders for the fiscal year ending September 30, 1996, the Proxy Statement, and the Proxy card are all included with this notice.

Only stockholders of record at the close of business on January 10, 1997, will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors.

John S. Kirk, Secretary
West Des Moines, Iowa
January 16, 1997

You are cordially invited to come early so that you may meet informally with Management and the Board nominees. Please contact Cheryle Buxton at
(515) 221-1801 for directions and a map. The meeting area will be open from 1:00 p.m. until the meeting time of 1:30 p.m. Refreshments will be served before the meeting. A tour of the corporate offices will be available after the meeting.

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                           CE SOFTWARE HOLDINGS, INC.
                             1801 Industrial Circle
                          West Des Moines, Iowa  50265
                          ____________________________

             The approximate mailing date of this Proxy Statement is
                               January 16, 1997.
                          ____________________________

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                               February 28, 1997
                          ____________________________

The accompanying proxy is furnished by CE Software Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors and may be revoked by the stockholder at any time before it is voted by giving written notice to the Secretary of the Company or by executing and delivering a proxy with a later date. The expense of this solicitation is to be borne by the Company, and the Company will reimburse persons holding stock in their name or in the names of their nominees for their expenses in sending proxies and proxy material to the principals.

Stockholders of record at the close of business on January 10, 1997, will be entitled to vote at the meeting. At that date, the outstanding voting securities of the Company consisted of 5,627,028 shares of $.02 par value common stock ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter submitted at the meeting. The Common Stock will vote together on all matters contained in this Proxy Statement as one class. A majority of the outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting, provided a quorum is present. All other corporate action by vote of the stockholders shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on such matters at the Annual Meeting, provided a quorum is present. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Cumulative voting is not allowed.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 1996, the number and percentages of outstanding shares of the Company's common stock beneficially owned by each current director (all of whom are nominated for re-election) and by all directors and current officers as a group. The Company is aware of no stockholders, other than Richard A. Skeie, Donald M. Brown, and John S. Kirk claiming to hold more than five percent of the Company's outstanding stock.

                                  No. of Shares
 Name of Beneficial Owner     Beneficially Owned (3)         Percent of Class
 Richard A. Skeie (1)               694,532                        12.1%
 Donald M. Brown (1)                756,100                        13.2%
 John S. Kirk (1), (2)              579,100                        10.1%
 Sheldon T. Fleck                   121,999                         2.1%
 David J. Lundquist                  54,499                         1.0%
 Stanford H. Goodman                      0                         0.0%

 Total all Officers & Directors
 as a Group (8 persons)           2,259,962                        39.4%

(1), (2), and (3) See notes on following page

1) The address of Mr. Skeie, Mr. Brown, and Mr. Kirk is c/o CE Software Holdings, Inc., P.O. Box 65580, West Des Moines, IA 50265.
2) Mr. Kirk's total includes 220,000 shares registered in the name of a family investment partnership of which Mr. Kirk and his children are partners.
3) Includes an aggregate of 114,830 shares, underlying stock options, exercisable within 60 days, from the date of this table (12/31//96). These
    options are held as follows: 	Mr. Skeie, 13,000; Mr. Brown, 11,000;
    Mr. Kirk, 9,000; Mr. Fleck, 21,999; Mr. Lundquist, 14,499; and two other Officers not listed, 45,332. See "Stock Option Plans" for further information concerning outstanding options.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from October 1, 1995 through September 30, 1996, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except for the following. A report from Mr. Fleck and Mr. Lundquist regarding an automatic grant of options for 2,500 shares to each of them in February 1996 pursuant to the Nonemployee Directors Stock Option Plan was overlooked and filed late. Reports from Curtis W. Lack, CFO of CE Software, Inc., to reflect the grant of options for 12,000 shares in January 1996 and 5,000 shares in August 1996, were inadvertently filed late. A report from Christian F. Gurney, Vice President of CE Software, Inc., to reflect the grant of options for 5,000 shares in August 1996, was inadvertently filed late.


NOMINEES FOR ELECTION AS DIRECTORS

All directors are elected for a one-year term and hold office until the next annual meeting of the stockholders and the election and qualification of their successors. The officers of the Company are elected at the Board's first meeting following the annual meeting of the stockholders. Officers hold office until their successors are chosen and qualified or until their deaths, resignations, or removal.

The following persons have been nominated to serve as Directors for the ensuing year.

Richard A. Skeie, 43, has been a Director and President of the Company since February 1990. He has been President of its operating subsidiary since June 1996 and from its formation through April 1993. His exposure to computer programming at the University of Iowa and Drake University led him to contract programming in the mid 70's in northern California where he viewed the birth of the retail computer store concept. He returned to Iowa in April 1978, and opened what is now Iowa's oldest computer store, Computer Emporium. Mr. Skeie served as President of that company until 1985. CE Software began as the programming arm of that computer store. In 1985, Mr. Skeie became President of the newly independent CE Software, Inc. He has been a speaker at software industry conferences and was the 1989 president of the Macintosh Special Interest Group Council for the Software Publishers Association.

John S. Kirk, 51, has been Secretary, Treasurer and a Director of the Company since February 1990. He is a 1968 graduate of Drake University, with a B.S. degree in Business Administration. He was employed by Bendix Corporation until 1973 in its corporate offices and as a plant controller, specializing in the establishment of computerized accounting and cost control systems. He was employed as a CPA for Miller & Associates and for KPMG Peat Marwick LLP from 1973 to 1978 when he began his own accounting firm specializing in small business taxation. He became involved in Computer Emporium and CE Software in 1981. Mr. Kirk has been a Director of East Des Moines National Bank,
Des Moines, Iowa, until its sale in 1996. He is involved in several family businesses.

Stanford H. Goodman, 41, is the President of Net Target, Inc., an Internet-focused business venture, 49% of which is owned by the Company. He was the President and Chief Executive Officer of the Company's operating subsidiary, CE Software, Inc., from April 1993 to June 1996. Mr. Goodman joined the Company in October 1991, as Executive Vice President of Sales and Marketing. From September 1988 to September 1991, he was employed by Informix Software, Inc., as a Regional Vice President, Central US Sales, and then as Vice President, Americas Sales, where he managed a force of approximately 120 field, telemarketing, technical and distribution sales persons, and had international responsibilities in Latin America and Canada. Mr. Goodman is a 1977 graduate of Princeton University with a B.S.E. degree in Civil Engineering. He worked as a consultant for Andersen Consulting from 1977 to 1980 and entered the personal computer industry in the early 1980's.

Sheldon T. Fleck, 46, has been a Director of the Company since its founding in 1988 and was its President until the merger with CE Software, Inc. in February 1990. Mr. Fleck has been President and a Director of the Gaming Corporation of America from 1991 until November 1995. From 1990 to June 1992, Mr. Fleck served as President of Anubis II Corp., a blind pool formed by him in 1990 which acquired in June 1992 Casino America, Inc. Mr. Fleck has been engaged in real estate and other business and corporate finance activities. Mr. Fleck was a practicing attorney from 1977 to 1982. Mr. Fleck is a certified public accountant and previously had been employed by Ernst & Young, as an auditor, and by KPMG Peat Marwick LLP, as a tax specialist. Mr. Fleck received a B.B.A. degree from the University of Iowa with a major in accounting in 1972, a law degree from Drake University School of Law in 1975 and a Master of Laws degree specializing in taxation from the New York University School of Law in 1977.

David J. Lundquist, 54, has been a Director of the Company since May 1993. He is Managing Partner of Lundquist, Schiltz and Associates since January 1996. From 1991 to 1996, Mr. Lundquist was Vice Chairman and Chief Financial Officer of New Heritage Associates, a company engaged in the acquisition and operation of cable television systems. Mr. Lundquist was Executive Vice President - Finance of Heritage Communications, Inc., from 1980 to 1990. Prior to joining Heritage, Mr. Lundquist was the Vice President - Finance for a computer services company in Omaha. Mr. Lundquist is chairman of the board of Da-Lite Screen Company, a manufacturer of movie screens and other meeting room products. He serves on the board of directors of Genesis Systems Group, Ltd., a growth company in industrial robotics software and hardware systems; the Brenton National Bank of Des Moines; Opticon Medical, a medical devise company; and MARKETLINK, a telemarketing company. Mr. Lundquist attended Harvard University and graduated from the University of Minnesota with a degree in economics in 1964. He received his MBA degree from Stanford University Graduate School of Business with a concentration in finance in 1966.


ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

During the fiscal year ended September 30, 1996, the Board of Directors held seven meetings. All Directors attended at least 75 percent of all meetings of the Board and of their respective Committees.

The Stock Option Committee for the 1990 Plan and the 1992 Plan, currently consisting of Mr. Fleck and Mr. Lundquist, has the authority to administer the Plans for employees. This Committee met five times during fiscal 1996.

The Stock Option Committee for the Nonemployee Directors Plan, currently consisting of Mr. Skeie and Mr. Kirk, has the authority to administer the Plan for nonemployee Directors. This Committee met once during fiscal 1996.

The Audit Committee, consisting of Mr. Kirk, Mr. Fleck and Mr. Lundquist, monitors the Company's financial records, represents the Company in dealings with the Auditing Firm and recommends to the Board the selection of an auditor. The Audit Committee met once during the fiscal year ended September 30, 1996.

The Compensation Committee, consisting of Mr. Kirk, Mr. Fleck and Mr. Lundquist, determines executive compensation. The Compensation Committee met once during the fiscal year ended September 30, 1996.

The Company does not have a nominating committee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the three other executive officers of the Company whose total salary and bonus for the year ended September 30, 1996 exceeded $100,000, for services in all capacities to the Company and its subsidiaries during such fiscal year.

                       SUMMARY COMPENSATION TABLE
                                                                  Long
                        Fiscal                        Other       Term
                         Year                         Annual     Compen-   All Other
Name and                 Ended                        Compen-    sation     Compen-
Principal Position      Sept 30,  Salary    Bonus     sation     Options    sation(2)
Richard A. Skeie          1996    $24,000    -----     -----       -----       $749
CEO, President            1995    $24,000    -----     -----       -----       $749
and Director              1994    $33,003    -----     -----       -----     $1,013

Stanford H. Goodman       1996   $168,600    -----   $98,894 (1)   -----    $26,875 (1)
Executive Vice President  1995   $183,000    -----     -----       -----    $33,319 (1)
Director                  1994   $183,000  $13,333     -----       -----    $36,724 (1)

Curtis W. Lack            1996   $105,188    -----     -----      17,000     $3,282
Secretary, Treasurer and  1995   $100,800    -----     -----       3,000     $2,985
CFO of CE Software, Inc.  1994    $96,000    -----     -----       -----     $4,627

Christian F. Gurney       1996    $90,336   $9,708     -----       5,000     $3,109
Vice President of Product 1995    $79,670  $11,343     -----      15,000     $2,826
Lines of CE Software,Inc. 1994    $72,000   $6,666     -----       5,000     $3,670


1) Pursuant to Mr. Goodman's employment agreement and related stock purchase agreement entered into in fiscal 1993, the Company had a $419,375 non-interest-bearing promissory note from Mr. Goodman, in exchange for 125,000 shares of restricted common stock. Cash of $2,500 was paid for the par value of the shares when purchased. Under Mr. Goodman's 1996 separation agreement, the 125,000 shares were repurchased by the company for cash of $2,500 and forgiveness of the note. Included in all other compensation is imputed interest on the promissory note of $22,624, $28,599, and $27,304 for fiscal years 1996, 1995, and 1994, respectively. Included in other annual compensation is $53,144 given to Mr. Goodman for the payment of taxes associated with the imputed interest on the promissory note and $45,750 in separation payments.

2) The Company has in effect a 401(k) profit sharing plan and life insurance plan that covers substantially all of its employees, including executive officers. The profit sharing component of the plan is funded by employer contributions at a uniform percentage of salary as set annually by the Board of Directors. Effective March 1, 1994 the plan was amended to include a 401(k) component, that allows qualified employees to contribute between 1% and 10% of their compensation. The plan calls for employer matching of contributions as determined by the Board of Directors. Contributions under the plan vest 33 1/3 percent for each year of credited service. The Company also provides life insurance coverage at one times the employee's annual base salary.

Curtis W. Lack and Christian F. Gurney are executive officers of the Company's operating subsidiary, CE Software, Inc. and as such, are considered to be executive officers of the Company. Donald M. Brown is an executive officer of the Company.

Curtis W. Lack, 45, is Secretary, Treasurer and Chief Financial Officer of
CE Software, Inc. Mr. Lack joined the Company in May 1993. Prior to joining CE Software, Inc., he had been Vice President-Finance at Delavan, Inc. since 1991, following seven years as Vice President-Finance and CFO of Meredith/Burda Corporation. He began his career with KPMG Peat Marwick LLP in Des Moines in 1973. Mr. Lack received a Bachelor's Degree from Iowa State University in 1973 and received his Certified Public Accountant certificate in 1975. Mr. Lack currently serves as a director on the board of Iowa Limestone Company, and the West Des Moines Board of Education and is a member of Financial Executives Institute, Polk-

-Des Moines Taxpayers Association, Iowa Society of CPAs and American Institute of CPAs.

Donald M. Brown, 37, is a Vice President of the Company, was a Director of the Company from February 1990 to October 1993, and has been associated with CE Software since its inception. Mr. Brown has been known as an early creator of adventure games for the Apple II, including the classic "Wonderful World of Eamon" while he was still in college at Drake University. After joining
CE Software, he enhanced the game and it became a seven part adventure series known as "SwordThrust". Mr. Brown has been programming the Macintosh since its release in 1984. His original product was "Desk Accessory Mover", a shareware predecessor to Apple's Font/DA Mover. Since then, he has written a wide variety of utilities including MockPackage, CalendarMaker, Widgets, LaserStatus, QuicKeys and portions of QuickMail LAN, WebArranger and QuickMail Pro.

Christian F. Gurney, 32, has been Vice President of Product Lines for
CE Software, Inc., since November 1994. He is responsible for strategic direction, development plans, and product promotion, and most notably the company's recent move to make the QuickMail products more Internet centric.
Mr. Gurney currently oversees the research and development, quality assurance, technical services, product line management and marketing teams for the company. Mr. Gurney joined CE Software in 1991 as Manager of Technical Support. He later served as Director of Technical Services and then as Executive Director of Product Lines. Prior to joining CE Software, Mr. Gurney was the MIS Manager for Catalog Media Corporation where he managed multi-platform software development, as well as engineering, support and training staff, programs, and strategies. Mr. Gurney has also held programming positions at the University of Wisconsin and done extensive consulting work in the database programming arena.
Mr. Gurney holds a BA in Anthropology from the University of Wisconsin.


DIRECTORS' FEES

The Company pays a $1,500 per month fee to each of its outside directors
(Mr. Fleck, and Mr. Lundquist). A $1,500 per month consulting fee is paid to Mr. Goodman who is serving as a Director of the Company and as President of Net Target, Inc., a 49% owned subsidiary.


STOCK OPTION PLANS

The Company has three stock option plans in place as described below.


1990 Stock Option Plan

Under the Company's 1990 Stock Option Plan (the "1990 Plan"), options to acquire up to 400,000 shares of Common Stock may be granted to employees and employee directors. To the extent that existing options are canceled without exercise, such as at termination of employment, such options become available for grant in the future.

The 1990 Plan is administered by the Stock Option Committee, which may determine whether the particular options are incentive stock options or nonqualified stock options, and may also determine eligible participants and the number of shares subject to each grant of options.

The exercise price of the options is 100 percent of fair market value of the shares on the date of the grant (110 percent for incentive stock options granted to a person holding more than 10 percent of the voting power of the Company's stock). The options are subject to a vesting schedule. One-third of the options become exercisable one year after the date of the grant, and the remainder pro rata over the following 24 months. Options are exercisable for a period of ten years from the grant date (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of the Company's stock). Upon termination of employment, all options that have not yet become exercisable shall be forfeited; vested options may remain exercisable for a specified time period, the length of which is dependent upon the reason for the employment termination. Upon exercise, the exercise price may be paid in cash or in Common Stock of the Company.

1992 Stock Option Plan

Under the Company's 1992 Stock Option Plan (the "1992 Plan"), options to acquire up to 500,000 shares of Common Stock may be granted in the form of nonqualified stock options to employees, including officers and directors who are employees. If any award terminates, expires, or lapses, the related stock shall again become available for grant.

The 1992 Plan is administered by the Stock Option Committee. It has the authority (i) to select employees to whom awards are granted; (ii) to determine the size of awards; (iii) to determine the terms and conditions of such awards in a manner consistent with the 1992 Plan; (iv) to interpret the 1992 Plan and any instrument or agreement entered into under the 1992 Plan; (v) to establish such rules and regulations relating to the administration of the 1992 Plan as it deems appropriate; and (vi) to make all other determinations which may be necessary or advisable for the administration of the 1992 Plan.

The purchase price per share under any Option shall be 100 percent of the fair market value of a share of Company stock on the date of grant. The term of each Option shall be fixed by the Committee, provided that no Option shall have a term extending beyond ten years from the date the option is granted. Options shall be subject to such terms and conditions, and shall be exercisable at such time or times, as determined by the Committee, provided, however, that no option shall become exercisable any earlier than 12 months after the date of grant. Generally, it is expected that Options will become exercisable one-third after 12 months, and remainder pro rata over the following 24 months. Options shall be exercised by payment of the purchase price in cash, in shares of Company stock, or in some combination thereof. Upon termination of employment, all options that have not yet become exercisable shall be forfeited; vested options may remain exercisable for a specified time period, the length of which is dependent upon the reason for the employment termination.


Nonemployee Directors Stock Option Plan

Under the Nonemployee Directors Plan, options to acquire up to 100,000 shares of Common Stock may be granted in the form of nonqualified stock options to outside Directors. If any award terminates, expires, or lapses, the related stock shall again become available for grant.

The Nonemployee Directors Plan provides for the automatic grant of nonqualified stock options to outside Directors each year on the date of the annual meeting of stockholders. Any nonemployee Director initially elected to the Board by the stockholders shall on that date receive options to purchase 12,000 shares of Common Stock. Any nonemployee Director reelected to the Board by the Stockholders shall on that date receive options to purchase 2,500 shares of Common Stock. Persons appointed by the remainder of the Board to fill a vacancy on the Board will not receive such options until such time as they are elected or reelected by the stockholders.

The Nonemployee Directors Plan Committee has the authority, subject to the nondiscretionary features of the Plan, (i) to interpret the Plan and any instrument or agreement entered into under the Plan; (ii) to establish such rules and regulations relating to the administration of the Plan as it deems appropriate; and (iii) to make all other determinations which may be necessary or advisable for the administration of the Plan.

The purchase price per share under any Option shall be 100 percent of the fair market value of a share of Company stock on the date of grant. The term of each Option shall be ten years from the date the option is granted. No option shall become exercisable any earlier than 12 months after the date of grant. Options will become exercisable one-third after 12 months, and pro rata over the following 24 months. Options shall be exercised by payment of the purchase price in cash, in shares of Company stock, or in some combination thereof. Upon termination of a director's term of office, all options that have not yet become exercisable shall be forfeited; vested options may remain exercisable for a specified time period, the length of which is dependent upon the reason for the termination of the director's term.

Common Elements of the Plans

Nontransferrable

No award or shares subject to an award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Each award may be exercised during the participant's lifetime only by the participant.

Change in Control

In order to protect all of the participants' rights in the event of a Change in Control (as defined below) of the Company, the options granted under the plans provide for the immediate vesting of all outstanding Options upon such event.

A Change in Control of the Company shall be deemed to have occurred if any one or more of the following conditions are fulfilled: (i) any person or entity acquires 50 percent or more of the voting securities of the Company; (ii) during any fiscal year, a majority of the members of the board of Directors are replaced; or (iii) the stockholders approve a plan of complete liquidation, an agreement for sale or disposition of substantially all of the Company's assets, or a materially dilutive merger or consolidation of the Company. However, in no event shall a Change in Control be deemed to occur, with respect to a participant, if that participant is a material equity participant of the purchasing group that consummates a Change in Control.

Non-dilution

In the event of a change in the corporate structure that affects the shares (e.g., a merger, recapitalization, stock dividend, etc.), the Committee shall make adjustments to the number of shares available to the Plans and to the number and/or price of outstanding awards to prevent dilution or enlargement of rights.

________________________________________________________________________________

At December 31, 1996, options to purchase an aggregate of 424,350 shares were held by 100 persons, at exercise prices of from $1.25 to $9.25 per share.

The following table provides certain information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended
September 30, 1996, to the persons named in the Summary Compensation Table:


                      Options Granted in Last Fiscal Year
                               Individual Grants

                                  % of Total
                                Options Granted
                       Options    to Employees    Base Price    Expiration
 Name                  Granted   in Fiscal Year    Per Share       Date
 Richard A. Skeie          ---        ---             ---           ---
 Stanford H. Goodman       ---        ---             ---           ---
 Curtis W. Lack         12,000        6.8%         $2.656       01/2006
                         5,000        2.8%         $1.250       08/2006
 Christian F. Gurney     5,000        2.8%         $1.250       08/2006


The following table provides certain information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended September 30, 1996, and unexercised options held as of September 30, 1996, by the persons named in the Summary Compensation Table:

                    Aggregate Option Exercises In Last Fiscal Year (1)
                           and Fiscal Year-End Option Values

                                                       Value of Unexercised
                       Number of Unexercised               In the Money
                        Options at 9/30/96              Options at 9/30/96

 Name                Exercisable  Unexercisable     Exercisable  Unexercisable
 Richard A. Skeie      13,000           0                0              0
 Stanford H. Goodman   50,000           0                0              0
 Curtis W. Lack        13,916      18,084                0           $625
 Christian F. Gurney   24,444      10,556                0           $625


(1)	There were no options exercised during fiscal 1996.


APPROVAL OF AMENDMENTS TO THE 1990 STOCK OPTION PLAN, THE 1992 STOCK OPTION PLAN AND THE NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

The Board of Directors has unanimously approved and recommended that the Stockholders approve the amendments to the 1990 Stock Option Plan, the 1992 Stock Option Plan and the Nonemployee Directors' Stock Option Plan (the "Plans"). The proposed amendments would eliminate provisions by which all options expire within three months from the termination of a participant's employment (or position as a director) with the Company and provide that this three month period will not commence, other than for options granted as qualified incentive options under the Internal Revenue Code, until the participant is no longer associated with the Company as either a director or employee. This change would allow an individual who is both a director and an employee to retain options granted under any of the Plans if his or her employment or position as a director is terminated but the participant retains a position as a director or employee. Currently only Richard A. Skeie and John S. Kirk are both directors and employees of the Company. Options to purchase shares of Common Stock have been granted to Mr. Skeie and Mr Kirk pursuant to the Plans as follows:


 Name             Date of Grant    Exercise Price   Number of Options
 Richard A. Skeie   06/07/90           $3.625            13,000
                    11/14/96           $1.438            10,000
 John S. Kirk       06/07/90           $3.625             9,000
                    11/14/96           $1.438            10,000

Options granted under the Plans will expire 10 years from the date such options are granted. One third of the options are exercisable one year after the grant date with the remaining two-thirds exercisable pro rata over the succeeding 24 months. No options granted to Mr. Skeie or Mr. Kirk have been exercised during fiscal 1996 or to date in fiscal 1997. As of December 31, 1996, the last reported sales price of the Company's Common Stock as reported on the Nasdaq national market was $1.31 per share. The 1990 and 1992 Stock Option Plans are administered by a committee that consists of Sheldon T. Fleck and David J. Lundquist, both of whom are members of the Board of Directors. The Nonemployee Directors' Stock Option Plan is administered by a committee that consists of Richard A. Skeie and John S. Kirk, both of whom are employees and Directors of the Company.

RATIFICATION OF AMEMDMENT TO THE 1990 STOCK OPTION PLAN

The proposed amendment to the CE Software Holdings, Inc., 1990 Stock Option Plan amends Subsections 9(b), 9(c) and 9(d) to read as follows:

(b)   Expiration Upon Termination.

For purposes of this section 9, the date of termination of a participant's relationship with the Company ("Termination") shall be:

(i) in the case of nonqualified options, the date upon which the participant is no longer associated with the Company as either a director or employee and

(ii) in the case of qualified incentive options, the date of termination of the participant's employment with the Company.

Except with respect to options expiring pursuant to Section 9(c), (d) or (e), an Option shall expire on the first to occur of the applicable date or dates determined pursuant to Section 9(a) or the date of the participant's Termination. Notwithstanding the preceding provisions of this Section 9(b), the Committee, in its sole discretion, may permit such a Participant to exercise an Option during a period following the participant's date of Termination, which period shall not exceed three months. In no event, however, may the Committee permit such Participant to exercise an option under this Section 9(b) after the first to occur of the tenth anniversary of the date of grant thereof or the expiration date or dates set forth in the applicable Option agreement.

(c)   Expiration Upon Disability or Death.

If a participant's Termination occurs by reason of disability (as determined in the discretion of the Committee) or by reason of death, his or her Options, if any, shall expire after the first to occur of the tenth anniversary of the date of grant thereof (or the expiration date or dates set forth in the applicable Option agreement) or the 12 months anniversary of Termination by reason of disability or death.

(d)   Expiration Upon Retirement.

If a participant's Termination occurs due to retirement as defined in this Plan, with the consent of the Company, his or her Options, if any, shall expire on the first to occur of the applicable date or dates determined pursuant to Section 9(b). If a Participant who has so retired dies prior to exercising in full an Option which has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, his or her Options shall expire after the first to occur of the tenth anniversary of the date of grant thereof (or the expiration date or dates set forth in the applicable Option agreement) or the 12 months anniversary of the date of the Participant's death. Retirement for purposes of this Plan shall mean the termination of employment of a Participant with the Company on or after the date a Participant attains age 65.

Vote Required and Board of Directors' Recommendation

The approval of the amendment to the 1990 Stock Option Plan requires the affirmative vote of a majority of the votes present or represented by proxy and notified to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker nonvotes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker nonvotes on the other hand, will have no effect on the outcome of the vote.

The Board of Directors believes that the Amendment to the Plans is in the best interest of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE AMENDMENT TO THE 1990 STOCK OPTION PLAN.

RATIFICATION OF AMEMDMENT TO THE 1992 STOCK OPTION PLAN

The proposed amendment to the CE Software Holdings, Inc., 1992 Stock Option Plan amends Subsections 9(b), 9(c) and 9(d) to read as follows:

(b)   Expiration Upon Termination.

For purposes of this section 9, the date of termination of a participant's relationship with the Company ("Termination") shall be the date upon which the participant is no longer associated with the Company as either a director or employee.

Except with respect to options expiring pursuant to Section 9(c), (d) or (e), an Option shall expire on the first to occur of the applicable date or dates determined pursuant to Section 9(a) or the date of the participant's Termination. Notwithstanding the preceding provisions of this Section 9(b), the Committee, in its sole discretion, may permit such a Participant to exercise an Option during a period following the participant's date of Termination, which period shall not exceed three months. In no event, however, may the Committee permit such Participant to exercise an option under this Section 9(b) after the first to occur of the tenth anniversary of the date of grant thereof or the expiration date or dates set forth in the applicable Option agreement.

(c)   Expiration Upon Disability or Death.

If a participant's Termination occurs by reason of disability (as determined in the discretion of the Committee) or by reason of death, his or her Options, if any, shall expire after the first to occur of the tenth anniversary of the date of grant thereof (or the expiration date or dates set forth in the applicable Option agreement) or the 12 months anniversary of Termination by reason of disability or death.

(d)   Expiration Upon Retirement.

If a participant's Termination occurs due to retirement as defined in this Plan, with the consent of the Company, his or her Options, if any, shall expire on the first to occur of the applicable date or dates determined pursuant to Section 9(b). If a Participant who has so retired dies prior to exercising in full an Option which has not expired pursuant to the preceding sentence, then notwithstanding the preceding sentence, his or her Options shall expire after the first to occur of the tenth anniversary of the date of grant thereof (or the expiration date or dates set forth in the applicable Option agreement) or the 12 months anniversary of the date of the Participant's death. Retirement for purposes of this Plan shall mean the termination of employment of a Participant with the Company on or after the date a Participant attains age 65.

Vote Required and Board of Directors' Recommendation

The approval of the amendment to the 1992 Stock Option Plan requires the affirmative vote of a majority of the votes present or represented by proxy and notified to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker nonvotes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker nonvotes on the other hand, will have no effect on the outcome of the vote.

The Board of Directors believes that the Amendment to the Plans is in the best interest of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.

RATIFICATION OF AMENDMENT TO THE NONEMPLOYEE DIRECTOR'S STOCK OPTION PLAN

The proposed amendment to the CE Software Holdings, Inc., Nonemployee Directors' Stock Option Plan amends Subsections 11(b), and 11(c) to read as follows:

(b)  Expiration Upon Director's Termination of Director Relationship.

An Option shall expire three months after the Participant is no longer associated with the Company as either a director or employee of the Company for a reason other than death or disability. In no event, however, may the Committee permit such Participant to exercise an Option under this Section 11(b) after the tenth anniversary of the date of grant thereof.

(c)  Expiration Upon Disability or Death

If the Participant is no longer associated with the Company as a director or employee of the Company due to disability (as determined in the discretion of the Committee) or by reason of death, his or her Options, if any, shall expire after the first to occur of the tenth anniversary of the date of grant thereof or the 12 months anniversary of termination of the participant's association with the Company as a director or employee by reason of disability or death.

Vote Required and Board of Directors' Recommendation

The approval of the amendment to the Nonemployee Director's Stock Option Plan requires the affirmative vote of a majority of the votes present or represented by proxy and notified to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker nonvotes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker nonvotes on the other hand, will have no effect on the outcome of the vote.

The Board of Directors believes that the Amendment to the Plans is in the best interest of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE AMENDMENT TO THE NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN.

APPROVAL OF AUDITORS

The stockholders are being asked to approve the selection of KPMG Peat Marwick LLP as auditors for the Company for fiscal 1997.

The audit of the Company for the year ended September 30, 1996 was conducted by KPMG Peat Marwick LLP. A representative from such firm is expected to be present to answer appropriate questions, but does not intend to make a statement.


MANNER IN WHICH PROXIES WILL BE VOTED

The Company proposes to vote the proxies for the election of each of the above named five nominees to the Board, each to hold office until the next annual meeting and until his successor is elected and has qualified. In the event that any nominee is not available to serve as a Director at the time of the election (which the Company has no reason to anticipate), proxies may be voted for such substitute nominees as the Company may propose.

The Company proposes to vote the proxies "for" approval of the amendments to each of the three stock option plans, as stated above.

The Company further proposes to vote the proxies to approve the selection of KPMG Peat Marwick LLP as auditors for the year 1997, and to transact such other business as may properly come before the meeting or any adjournment.

The Board knows of no other matter to be presented at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to execute and return the enclosed proxy card promptly.

PROPOSALS OF STOCKHOLDERS

The Company's next Annual Meeting is expected to be held during the second quarter (January, February, March) of fiscal 1998 at a time and date to be determined by the Board of Directors. Proposals of stockholders to be presented at that meeting must be received at the Company's Executive Offices no later than September 20, 1997, for inclusion in the proxy statement.

GENERAL

The Company will provide to any stockholder, without charge, upon written request to the Secretary of the Company, a copy of the Company's annual report on Form 10-KSB for fiscal year 1996, without exhibits.


			John S. Kirk
			Secretary
			West Des Moines, Iowa
			January 16, 1997

CE SOFTWARE HOLDINGS, INC.
1801 INDUSTRIAL CIRCLE
WEST DES MOINES, IOWA  50265

                                   PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned herby appoints Richard A. Skeie and John S. Kirk as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of CE Software Holdings, Inc., as held of record by the undersigned on January 10, 1997, at the annual meeting of shareholders to be held February 28, 1997, or any adjournment thereof.

1. ELECTION OF DIRRECTORS

  [ ] FOR all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW). [ ] WITHHOLD AUTHORITY to vote for all monimees listed below.

Sheldon T. Fleck, Stanford H. Goodman, John S. Kirk, David J. Lundquist and Richard A. Skeie
TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE OUT THE NAME FROM THE ABOVE LIST

______________________________________________________________________________


2. PROPOSAL to approve the amendment to the 1990 Stock Option Plan
[  ] FOR                  [  ] AGAINST                 [  ] ABSTAIN
3. PROPOSAL to approve the amendment to the 1992 Stock Option Plan
[  ] FOR                  [  ] AGAINST                 [  ] ABSTAIN
4. PROPOSAL to approve the amendment to the Nonemployee Directors Stock Option Plan
[  ] FOR                  [  ] AGAINST                 [  ] ABSTAIN
5. PROPOSAL to approve the selection of KPMG Peat Marwick LLP as the independent public accountants to the corporation.
[  ] FOR                  [  ] AGAINST                 [  ] ABSTAIN
6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS DIRECTORS AND FOR PROPOSALS 2,3,4 AND 5.






[Please sign the Proxy and return it in the enclosed envolop.]


Please sign exactly as name appears below.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign a full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated_____________________, 1997.


___________________________________________
Signature


___________________________________________
Signature if held jointly